UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2012

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its February 14, 2012 meeting, the Board of Directors (the “Board”) of UIL Holdings Corporation (“UIL Holdings” or the “Registrant”) approved the UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan (the “Plan”) which is effective as of April 1, 2012, or such other date as shall be determined to be administratively feasible by the appropriate officers.  All UIL Holdings employees, among which are the Registrant’s principal executive officer, principal financial officer and other named executive officers, are eligible to participate in the Plan under which designated amounts of payroll deductions are used to purchase shares of UIL Holdings common stock at market prices.  Participants in the Plan are entitled to receive any dividends declared by the Board.  The maximum number of shares of UIL Holdings common stock made available to participants under the Plan is 250,000, subject to adjustment for stock splits, combinations, stock dividends and similar capital reorganizations.

A copy of the Plan is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

On February 14, 2012, UIL Holdings issued a press release announcing that its Board of Directors declared a quarterly dividend of $0.432 per share on its common stock.  This dividend is payable on April 2, 2012 to shareowners of record at the close of business on March 12, 2012.

A copy of the Registrant's press release discussing the dividend, among other items, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibits are filed as part of this report:

10.1	UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan.

99.1	April 2012 Dividend Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 02/16/12	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	UIL Holdings 2012 Non-Qualified Employee Stock Purchase Plan.

99.1	April 2012 Dividend Press Release.